DAVIDSON & COMPANY LLP		A Partnership of Incorporated Professionals
Chartered Accountants

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Infitech Ventures Inc. of our report dated October 26, 2010 appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Prospectus.

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“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Accountants
November 15, 2010